Toast Announces Fourth Quarter and Full Year 2022 Financial Results

Annualized recurring run-rate (ARR) as of December 31, 2022 increased to $901 million
Added approximately 23,000 net new locations in 2022
Fourth quarter gross profit grew 116% and non-GAAP gross profit grew 110% year-over-year

BOSTON, MA – February 16, 2023 – Toast (NYSE: TOST), the all-in-one digital technology platform built for restaurants, today reported financial results for the fourth quarter and full year ended December 31, 2022.

“Toast’s strong Q4 results round out a year of durable, efficient top-line growth, consistent margin improvement, and continued product innovation. As we continue to enhance our all-in-one digital platform, we’re helping restaurants diversify into additional service models, unlock new revenue streams, alleviate key pain points, and thrive in this dynamic operating environment,” said Toast CEO Chris Comparato. “Restaurants of all sizes and types continue to choose Toast and experience the benefits of our platform. We look forward to building on this momentum in 2023 and strengthening our position as the digital platform of choice for the restaurant industry.”

Financial Highlights for the Fourth Quarter of 2022

•ARR as of December 31, 2022 was $901 million, up 59% year-over-year.
•Gross Payment Volume (GPV) increased 49% year-over-year to $25.5 billion.
•Total locations increased nearly 40% year-over-year to approximately 79,000.
•Revenue for Q4 2022 grew 50% year-over year to $769 million.
•Gross profit of $158 million was up 116% year-over-year from Q4 2021. Non-GAAP gross profit grew 110% year-over year to $172 million.
•Net loss was $(99) million in Q4 2022 compared to net income of $2 million in Q4 2021. Adjusted EBITDA was $(18) million in Q4 2022 compared to Adjusted EBITDA of $(45) million in Q4 2021.
•Net cash used in operating activities of $(19) million and Free Cash Flow of $(29) million in Q4 2022, compared to net cash used in operating activities of $(32) million and Free Cash Flow of $(34) million, respectively, in Q4 2021.

Financial Highlights for the Full Year 2022

•Revenue for the full year 2022 grew 60% year-over-year to $2,731 million.
•GPV for the full year 2022 increased 61% year-over-year to $91.7 billion.
•Gross profit of $511 million was up 63% year-over-year from full year 2021. Non-GAAP gross profit grew 65% year-over-year to $562 million.
•Net loss was $(275) million in full year 2022 compared to net loss of $(487) million for the full year 2021. Adjusted EBITDA was $(115) million in full year 2022 compared to Adjusted EBITDA of $(42) million in full year 2021.
•Net cash used in operating activities of $(156) million and Free Cash Flow of $(189) million in full year 2022, compared to net cash provided by operating activities of $2 million and Free Cash Flow of $(17) million, respectively, in full year 2021.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the sections titled “Key Business Metrics” and “Non-GAAP Financial Measures,” as well as the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Outlook

For the first quarter ending March 31, 2023, Toast expects to report:
•Revenue in the range of $745 million to $775 million
•Adjusted EBITDA in the range of $(30) million to $(20) million

For the full year ending December 31, 2023, Toast expects to report:
•Revenue in the range of $3,570 million to $3,660 million
•Adjusted EBITDA in the range of $(30) million to $(10) million

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. See cautionary note regarding “Forward-looking Statements” below.

Recent Business Highlights

•Toast has acquired Delphi Display Systems, a leading provider of digital display solutions and drive-thru technology for quick-service restaurants (QSRs). With the potential to reach the over 400,000 QSRs and fast casual eateries in the United States, Delphi’s technology extends Toast’s growing suite of products that benefit QSRs and enterprise brands. Toast continues to innovate by focusing on solutions that optimize different service models to unlock growth and increase efficiency for restaurants.
•To further help restaurants take control of their guest experience, last week Toast announced its Order with Google integration, opening up an additional ordering channel for restaurants using Toast Online Ordering. Order with Google is fully integrated with the Toast Point of Sale (POS) and is seamless for restaurant owners and guests alike. This will allow Toast restaurants to tap into millions of guests ordering food through Google Search and Maps and increase their visibility online.
•In November, Toast announced $1.25 million in grants from Toast.org, the company’s philanthropic arm, to nonprofit organizations striving to enrich the food experience for all by addressing critical issues in the food system. Putting Toast’s Pledge 1% commitment to fund social initiatives into action, the grants include more than $1 million from the company’s inaugural Impact Grants to 22 nonprofit organizations and $200,000 to organizations supported by 40 Toast.org local volunteer committees globally.

Conference Call Information

Toast will host a live conference call at 8:30 a.m. Eastern Time on Thursday, February 16, 2023 to discuss the results. The live webcast of the conference call can be accessed through Toast’s investor relations website at http://investors.toasttab.com. A replay of the webcast will be available for a period of 90 days after the call.

Toast has used, and intends to continue to use, its Investor Relations website (http://investors.toasttab.com), as well as the Toast Newsroom (https://pos.toasttab.com/news), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Toast’s Investor Relations website, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Toast’s Investor Relations website address, and any hyperlinks are only inactive textual references.

About Toast

Toast is a cloud-based, all-in-one digital technology platform purpose-built for the entire restaurant community. Toast provides a single platform of software as a service, or SaaS, products and financial technology solutions that give restaurants everything they need to run their business across point of sale, operations, digital ordering and delivery, marketing and loyalty, and team management. By serving as the restaurant operating system across dine-in, takeout, and delivery channels, Toast helps restaurants streamline operations, increase revenue and deliver amazing guest experiences. For more information, visit www.toasttab.com.

Contacts

Media: media@toasttab.com
Investors: IR@toasttab.com

Forward-looking Statements

This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Toast or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “may,” “could,” “should,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance, but represent the beliefs of Toast and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside Toast’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about expected financial positions or growth; results of operations; cash flows; guidance on financial results for the first fiscal quarter and full year of 2023; statements about future operating results; the expectations of demand for Toast’s products and growth of its business; the growth rates in the markets in which Toast competes; Toast’s investments in technology and infrastructure; statements regarding the expected results of the acquisition of Delphi Display Systems on Toast’s financial performance and the benefits of the Delphi Display Systems integration on Toast’s business and operations; statements regarding the expected impact of Toast’s integration with Google for Toast restaurants; Toast’s ability to deliver innovative solutions; Toast’s ability to attract and retain customers; financing plans; business strategy; operating plans; competitive positions; and growth opportunities for existing products.

The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Toast’s filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in Toast’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2022 and Toast’s Annual Report on Form 10-K for the year ended December 31, 2022, that will be filed following this earnings release, and Toast’s subsequent SEC filings. Toast can give no assurance that the plans, intentions, expectations or strategies as reflected in or suggested by those forward-looking statements will be attained or achieved. The forward-looking statements in this release are based on information available to Toast as of the date hereof, and Toast disclaims any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing Toast’s views as of any date subsequent to the date of this press release.

TOAST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in millions, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue:
Subscription services	$95	$54	$324	$169
Financial technology solutions	640	421	2,268	1,406
Hardware	27	31	113	112
Professional services	7	6	26	18
Total revenue	769	512	2,731	1,705
Costs of revenue:
Subscription services	32	22	112	63
Financial technology solutions	503	341	1,792	1,120
Hardware	50	58	215	152
Professional services	25	17	96	52
Amortization of acquired intangible assets	1	1	5	4
Total costs of revenue	611	439	2,220	1,391
Gross profit	158	73	511	314
Operating expenses:
Sales and marketing	87	60	319	190
Research and development	79	50	282	163
General and administrative	91	79	294	189
Total operating expenses	257	189	895	542
Loss from operations	(99)	(116)	(384)	(228)
Other income (expense):
Interest income (expense), net	6	—	11	(12)
Change in fair value of warrant liability	(7)	118	95	(97)
Change in fair value of derivative liability	—	—	—	(103)
Loss on debt extinguishment	—	—	—	(50)
Other income (expense), net	3	1	1	—
(Loss) income before (provision for) benefit from income taxes	(97)	3	(277)	(490)
(Provision for) benefit from income taxes	(2)	(1)	2	3
Net (loss) income	$(99)	$2	$(275)	$(487)
Net (loss) income per share attributable to common stockholders:
Basic	$(0.19)	$0.00	$(0.54)	$(1.68)
Diluted	$(0.19)	$(0.23)	$(0.72)	$(1.68)
Weighted average shares used in computing net (loss) income per share:
Basic	518,536,635	500,773,515	511,754,986	289,584,001
Diluted	518,536,635	505,880,367	512,243,106	289,584,001

TOAST, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except share and per share amounts)

	December 31,
	2022	2021
Assets:
Current assets:
Cash and cash equivalents	$547	$809
Marketable securities	474	457
Accounts receivable, net	77	55
Inventories, net	110	42
Deferred costs, net	44	30
Prepaid expenses and other current assets	155	92
Total current assets	1,407	1,485
Property and equipment, net	61	41
Operating lease right-of-use assets	77	79
Intangible assets, net	29	16
Goodwill	107	74
Restricted cash	28	8
Deferred costs, non-current	38	25
Other non-current assets	14	7
Total non-current assets	354	250
Total assets	$1,761	$1,735
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$30	$40
Operating lease liabilities	14	22
Deferred revenue	39	44
Accrued expenses and other current liabilities	413	246
Total current liabilities	496	352
Warrants to purchase common stock	68	181
Deferred revenue, non-current	7	12
Operating lease liabilities, non-current	80	77
Other long-term liabilities	12	22
Total liabilities	663	644
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock- par value $0.000001; 100,000,000 shares authorized, no shares issued or outstanding	—	—
Class A common stock, $0.000001 par value- 7,000,000,000 shares authorized, 353,094,009 shares issued and outstanding as of December 31, 2022; 7,000,000,000 shares authorized, 167,732,925 shares issued and outstanding at December 31, 2021	—	—
Class B common stock, $0.000001 par value- 700,000,000 shares authorized, 169,933,289 shared issued and outstanding as of December 31, 2022; 700,000,000 shares authorized, 339,437,440 issued and outstanding at December 31, 2021	—	—
Treasury stock, at cost- 225,000 shares outstanding at December 31, 2022 and 2021, respectively	—	—
Accumulated other comprehensive loss	(2)	(1)
Additional paid-in capital	2,477	2,194
Accumulated deficit	(1,377)	(1,102)
Total stockholders’ equity	1,098	1,091
Total liabilities and stockholders’ equity	$1,761	$1,735

TOAST, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net (loss) income	$(99)	$2	$(275)	$(487)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	6	5	24	21
Stock-based compensation expense	61	45	228	140
Amortization of deferred costs	12	12	44	30
Change in fair value of derivative liability	—	—	—	103
Change in fair value of warrant liability	7	(118)	(95)	97
Change in deferred income taxes	—	1	(5)	(3)
Loss on debt extinguishment	—	—	—	50
Credit loss expense	16	3	34	4
Non-cash interest expense on convertible notes	—	—	—	12
Charitable contribution stock-based expense	10	19	10	19
Change in fair value of contingent consideration	1	3	3	3
Other non-cash items	1	2	5	2
Changes in operating assets and liabilities:
Accounts receivable, net	(5)	(4)	(35)	(23)
Acquired loans and merchant cash advances repaid	1	—	4	1
Prepaid expenses and other current assets	(20)	(12)	(40)	(45)
Deferred costs, net	(18)	(25)	(71)	(56)
Inventories, net	(15)	(4)	(68)	(23)
Operating lease right-of-use assets	(2)	3	(4)	16
Accounts payable	1	7	(11)	15
Accrued expenses and other current liabilities	25	32	116	145
Deferred revenue	(2)	(3)	(11)	(2)
Operating lease liabilities	2	(3)	4	(16)
Other assets and liabilities	(1)	3	(13)	(1)
Net cash (used in) provided by operating activities	(19)	(32)	(156)	2
Cash flows from investing activities:
Cash paid for acquisition, net of cash acquired	—	—	(46)	(26)
Capitalized software	(7)	(1)	(17)	(7)
Purchases of property and equipment	(3)	(1)	(16)	(12)
Purchases of marketable securities	(247)	(469)	(434)	(469)
Proceeds from the sale of marketable securities	5	5	46	5
Maturities of marketable securities	179	5	369	5
Other	—	—	—	1
Net cash used in investing activities	(73)	(461)	(98)	(503)
Cash flows from financing activities:
Proceeds from initial public offering, net	—	—	—	950
Payment of deferred offering costs	—	(1)	—	(5)
Payment of contingent consideration	—	—	(2)	—
Extinguishment of convertible notes	—	—	—	(245)
Change in customer funds obligations, net	—	(2)	26	24
Proceeds from exercise of stock options	3	3	15	21
Proceeds from issuance of restricted stock	—	—	—	10
Proceeds from exercise of common stock warrants	—	3	—	3
Other financing activities	(1)	—	(1)	1
Net cash provided by financing activities	2	3	38	759
Net (decrease) increase in cash, cash equivalents, cash held on behalf of customers and restricted cash	(90)	(490)	(216)	258
Effect of exchange rate changes on cash and cash equivalents and restricted cash	1	—	—	(1)
Cash, cash equivalents, cash held on behalf of customers and restricted cash at beginning of period	724	1,341	851	594

Cash, cash equivalents, cash held on behalf of customers and restricted cash at end of period	$635	$851	$635	$851
Reconciliation of cash, cash equivalents, cash held on behalf of customers and restricted cash
Cash and cash equivalents	$547	$809	$547	$809
Cash held on behalf of customers	60	34	60	34
Restricted cash	28	8	28	8
Total cash, cash equivalents, cash held on behalf of customers and restricted cash	$635	$851	$635	$851
Supplemental disclosures of cash flow information
Cash paid for interest	$—	$—	$—	$13
Cash paid for income taxes	$—	$—	$1	$—
Supplemental disclosure of non-cash investing and financing activities:
Purchase of property and equipment included in accounts payable and accrued expenses	$1	$1	$1	$1
Stock-based compensation included in capitalized software	2	—	7	1
Issuance of Class B common stock upon exercise of common stock warrants	—	12	18	56
Issuance of Class B common stock for payment of contingent consideration	—	—	1	—
Common stock issued for acquisition	—	—	—	15
Deferred offering costs included in accounts payable and accrued expenses	—	1	—	1
Conversion of convertible preferred stock into Class B common stock upon initial public offering	—	—	—	849
Issuance of common stock warrants upon debt extinguishment	—	—	—	125
Deferred payments included in purchase price	—	—	2	5
Contingent consideration included in purchase price	—	—	—	2

Non-GAAP Financial Measures

In this press release, Toast refers to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with United States generally accepted accounting principles (“GAAP”). Toast uses certain non-GAAP financial measures, as described below, to understand and evaluate its core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of Toast’s financial performance and should not be considered substitutes for, or superior to, the financial information prepared and presented in accordance with GAAP. Toast believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of its past performance and future prospects, and allow for greater transparency with respect to important metrics used by Toast’s management for financial and operational decision-making.

In the tables below, Toast has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with GAAP, and the financial results that Toast calculates and presents in the table in accordance with GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below:

•Adjusted EBITDA is defined as net income (loss), adjusted to exclude stock-based compensation expense and related payroll tax expense, depreciation and amortization expense, interest income (expense), net, other income (expense) net, acquisition-related expenses, fair value adjustments on warrant and derivative liabilities, expenses associated with early termination of leases, loss on debt extinguishment, charitable contribution stock-based expense, and income taxes, as applicable.

•Non-GAAP Costs of Revenue are defined as costs of revenue excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Gross Profit is defined as gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Sales and Marketing Expenses are defined as sales and marketing expenses excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Research and Development Expenses are defined as research and development expenses excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP General and Administrative Expenses are defined as general and administrative expenses excluding stock-based compensation expense and related payroll tax expense, depreciation and amortization expense, acquisition expenses, expenses associated with early termination of leases, and charitable contribution stock-based expense.

•Free Cash Flow is defined as net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalization of internal-use software costs.

Adjusted EBITDA, Non-GAAP Costs of Revenue, Non-GAAP Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses, and Free Cash Flow do not purport to represent profitability and liquidity measures as defined in accordance with GAAP. These measures are provided to investors and others to improve the quarter-to-quarter and year-to-year comparability of Toast's financial results and to ensure that investors understand the information Toast uses to evaluate the performance of its businesses.

Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations since they do not include the impact of certain expenses and cash flows that are reflected in our Consolidated Statements of Operations and Consolidated Statements of Cash Flows. Thus, our Adjusted EBITDA, Non-GAAP Costs of Revenue, Non-GAAP Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses, and Free Cash Flow should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Key Business Metrics

In addition, Toast also uses the following key business metrics to help it evaluate its business, identify trends affecting its business, formulate business plans, and make strategic decisions:

1.Gross Payment Volume (“GPV”) is defined as the sum of total dollars processed through the Toast payments platform across all restaurant locations in a given period. GPV is a key measure of the scale of Toast’s platform, which in turn drives its financial performance. As Toast customers generate more sales and therefore more GPV, Toast generally sees higher financial technology solutions revenue.

2.Annualized Recurring Run-Rate (“ARR”) is defined as a key operational measure of the scale of Toast’s subscription and payment processing services for both new and existing customers. To calculate ARR, Toast first calculates recurring run-rate on a monthly basis. Monthly Recurring Run-Rate (“MRR”) is measured on the final day of each month for all restaurant locations live on the Toast platform as the sum of (i) Toast’s monthly billings of subscription services fees, which is referred to as the subscription component of MRR, and (ii) Toast’s in-month adjusted payments services fees, exclusive of estimated transaction-based costs, which is referred to as the payments component of MRR. MRR does not include fees derived from Toast Capital or related costs. MRR is also not burdened by the impact of SaaS credits offered.

ARR is determined by taking the sum of (i) twelve times the subscription component of MRR and (ii) four times the trailing-three-month cumulative payments component of MRR. Toast believes this approach provides an indication of its scale, while also controlling for short-term fluctuations in payments volume. ARR may decline or fluctuate as a result of a number of factors, including customers’ satisfaction with the Toast platform, pricing, competitive offerings, economic conditions, or overall changes in its customers’ and their guests’ spending levels. ARR is an operational measure, does not reflect Toast’s revenue or gross profit determined in accordance with GAAP, and should be viewed independently of, and not combined with or substituted for, Toast’s revenue, gross profit, and other financial information determined in accordance with GAAP. Further, ARR is not a forecast of future revenue and investors should not place undue reliance on ARR as an indicator of Toast’s future or expected results.

Summary of Key Business Metrics and Non-GAAP Results
(unaudited)

	Three Months Ended December 31,			Year Ended December 31,
(dollars in billions)	2022	2021	% Growth	2022	2021	% Growth
Gross Payment Volume (GPV)	$25.5	$17.1	49%	$91.7	$57.0	61%

	As of December 31,
(dollars in millions)	2022	2021	% Growth
Annualized Recurring Run-Rate (ARR)	$901	$568	59%

Adjusted EBITDA	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2022	2021	2022	2021
Net (loss) income	$(99)	$2	$(275)	$(487)
Stock-based compensation expense and related payroll tax	62	46	232	144
Depreciation and amortization	6	5	24	21
Interest (income) expense, net	(6)	—	(11)	12
Other (income) expense, net	—	—	1	—
Acquisition expenses	—	—	2	1
Change in fair value of warrant liability	7	(118)	(95)	97
Change in fair value of derivative liability	—	—	—	103
Termination of leases	—	—	(1)	1
Loss on debt extinguishment	—	—	—	50
Charitable contribution stock-based expense	10	19	10	19
Provision for (benefit from) income taxes	2	1	(2)	(3)
Adjusted EBITDA	$(18)	$(45)	$(115)	$(42)

Non-GAAP Costs of Revenue	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2022	2021	2022	2021
Costs of revenue	$611	$439	$2,220	$1,391
Stock-based compensation expense and related payroll tax	10	6	35	13
Depreciation and amortization	4	3	16	14
Non-GAAP costs of revenue	$597	$430	$2,169	$1,364

Non-GAAP Gross Profit	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2022	2021	2022	2021
Gross profit	$158	$73	$511	$314
Stock-based compensation expense and related payroll tax	10	6	35	13
Depreciation and amortization	4	3	16	14
Non-GAAP gross profit	$172	$82	$562	$341

Non-GAAP Sales and Marketing Expenses	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2022	2021	2022	2021
Sales and marketing expenses	$87	$60	$319	$190
Stock-based compensation expense and related payroll tax	13	11	51	24
Depreciation and amortization	1	1	3	1
Non-GAAP sales and marketing expenses	$73	$48	$265	$165

Non-GAAP Research and Development Expenses	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2022	2021	2022	2021
Research and development expenses	$79	$50	$282	$163
Stock-based compensation expense and related payroll tax	20	12	73	48
Depreciation and amortization	1	1	2	3
Non-GAAP research and development expenses	$58	$37	$207	$112

Non-GAAP General and Administrative Expenses	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2022	2021	2022	2021
General and administrative expenses	$91	$79	$294	$189
Stock-based compensation expense and related payroll tax	19	16	74	58
Depreciation and amortization	1	—	2	3
Acquisition expenses	—	—	2	1
Termination of leases	—	—	(2)	1
Charitable contribution stock-based expense	$10	$19	$10	$19
Non-GAAP general and administrative expenses	$61	$44	$208	$107

Free Cash Flow	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2022	2021	2022	2021
Net cash (used in) provided by operating activities	$(19)	$(32)	$(156)	$2
Purchases of property and equipment	(3)	(1)	(16)	(12)
Capitalized software	(7)	(1)	(17)	(7)
Free Cash Flow	$(29)	$(34)	$(189)	$(17)

TOST-FIN

Source: Toast